SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 3, 2015

Xenetic Bioscience, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-178082	45-295962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

99 Hayden Ave, Suite 230 Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 781-778-7720

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

On July 3, 2015, we completed a $3 million Bridge Note financing with OJSC Pharmsynthez. The financing involved our issuance of a 10% senior secured convertible promissory note and a common stock purchase warrant to Pharmsynthez, an affiliate of our largest shareholder. The arrangement was made directly between our management and Pharmsynthez. The Note, dated July 1, 2015, is convertible, in whole or in part, into shares of our common stock at the option of Pharmsynthez at a price of $0.15. The stock purchase warrant provides Pharmsynthez the ability to purchase an additional 10 million shares of our common stock at a price of $0.20 for a period of 5 years beginning on January 1, 2016.

The foregoing is a brief summary of the terms of the Securities Purchase Agreement, Note and Warrant issued to Pharmsynthez. It is not a complete description of all their terms of those agreement or other related documents in this transaction. The full text of the key documents related to this Bridge Financing are attached hereto as Exhibits 10.1 through 10.7, should be reviewed in their entirety for further information.

A copy of the Press Release issued on July 8, 2015 is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement
10.2	Ten Percent Senior Secured Collateralized Convertible Promissory Note, dated July 1, 2015
10.3	Registration Rights Agreement
10.4	Security Agreement
10.5	Subsidiary Guarantee
10.6	Common Stock Purchase Warrant
10.7	Form of Assignment and Assumption Agreement
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenetic Biosciences, Inc.

/s/ Michael Scott Maguire

Michael Scott Maguire

Chief Executive Officer

Date: July 8, 2015